SUBLICENSE AGREEMENT




WHEREAS, Naturol Limited entered into a License Agreement on August 17, 2001 granting to Naturol, Inc. an exclusive license to make, have made, use, sublicense, offer to sell and sell the Inventions (as defined in the License Agreement) and products made using the Inventions in the United States, Canada and Mexico (the Territory), said License Agreement appended as Attachment A hereto and made a part hereof,

WHEREAS Naturol Canada Limited was established as a Canadian Corporation in November 2001 with the full consent of Naturol Inc., and the agreement of Naturol, Limited to grant a sublicense to Naturol Canada Limited under the terms of the License Agreement, solely for the purpose to research and develop the Invention in Canada, and

WHEREAS, Naturol, Inc retains the exclusive right to commercialize the Invention within the Territory and to use any and all of the results of the research and development efforts of Naturol Canada, Limited under this Sublicense,

NOW THEREFORE, the parties hereto agree as follows:

1.   Naturol, Inc. grants to Naturol Canada, Limited, as provided in Section
   12 of said License Agreement, a non-exclusive license to practice the Invention in Canada solely for the purpose of research and development of the Invention subject to all of the terms and conditions commensurate therewith.

2. Naturol Canada, Limited acknowledges that it has read, understands and accepts as binding on Naturol Canada, Limited all of the terms and conditions set forth in the Licenses Agreement regarding its practice of the Invention within the scope of this Sublicense.

3. Naturol Canada, Limited will promptly and fully disclose to Naturol, Inc. all of its efforts, and the results of said efforts, under this Sublicense and transfer and assign all rights and title thereto and any intellectual property generated as a result thereof to Naturol, Inc. for commercialization thereof.

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Agreed and acknowledged this 22nd day of July, 2002.

Naturol, Inc             Naturol Canada, Limited  MGA Holdings Limited
                                                 (formerly Naturol Limited)


By: ss/Paul McClory      By: /s/Isaac Moss        By:  /s/Tobias Matthews

Paul McClory             Isaac Moss               Tobian Matthews
President                     President           Title:  Director


Witnessed By:            Witnessed By:            Witnessed By:
/s/Joan Brown            /s/Joan Brown            /s/Chantal LeCoff


Name: Joan Brown         Name: Joan Brown         Name:  Chantal Le Coff